EXHIBIT 11.0

                            DIGITAL BIOMETRICS, INC.
                   STATEMENT RE: COMPUTATION OF LOSS PER SHARE

The per share computations are based on the weighted average number of common shares outstanding during the periods.

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
                                                      Three Months Ended                Six Months Ended
                                                          March 31,                         March 31,
                                                ----------------------------      ----------------------------
                                                    1996             1995             1996             1995
                                                -----------      -----------      -----------      -----------
Shares outstanding at beginning of period         8,221,445        7,794,273        7,833,633        7,787,959

Shares issued under retirement plan                    --               --             16,831            8,814

Restricted stock awards, net of forfeitures          17,456            8,860           17,456            6,360

Exercise of options and warrants                       --             20,500          157,500           20,500

Shares issued from debenture conversion           1,135,288             --          1,348,769             --

                                                -----------      -----------      -----------      -----------
Shares outstanding at end of period               9,374,189        7,823,633        9,374,189        7,823,633
                                                ===========      ===========      ===========      ===========

Weighted average shares outstanding (A)           8,435,781        7,806,520        8,162,324        7,795,922
                                                ===========      ===========      ===========      ===========


Net loss                                        $(2,164,211)     $  (307,966)     $(5,277,547)     $  (656,533)
                                                ===========      ===========      ===========      ===========

Loss per common share                           $     (0.26)     $     (0.04)     $     (0.65)     $     (0.08)
                                                ===========      ===========      ===========      ===========


(A) Stock options and other common share equivalents are not included in the calculation of the net loss per common share for the three- and six-month periods ended March 31, 1996 and 1995 as their effect is antidilutive.

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